Exhibit 99.1

Envoy Medical Expands Patent Portfolio by Securing Additional European Patent for Breakthrough Cochlear Implant Technology

Patent covers advanced signal processing for middle ear sensors, further advancing the Company’s position in leveraging the ear for fully implanted hearing devices

White Bear Lake, Minnesota – September 19, 2025 – Envoy Medical® Inc. (NASDAQ: COCH) (“Envoy Medical”), a hearing health company focused on developing innovative, fully implanted hearing solutions, today announced that it has received an Issue Notification from the European Patent Office and has been granted European Patent No. 4338791 which became effective September 17, 2025. The newly issued European patent strengthens Envoy Medical’s global patent portfolio following recent issuances in the United States, Australia, and Hong Kong.

The title of the patent is “Implantable Cochlear System with Integrated Components and Lead Characterization” and relates to sophisticated systems and methods for compensating for variability in a middle ear sensor. Specifically, it covers the use of analog and digital signals from a middle ear sensor representing received stimulus signals. The digital filter can be adjusted to normalize the frequency response of the digitally filtered signals with respect to the stimulus signals.

“This latest patent reflects our continued innovation in fully implanted hearing technology that is designed to work with the body’s natural anatomy. We believe these additional patents strengthen our position and continue to create shareholder value by expanding our global patent portfolio. We are not only protecting our groundbreaking innovations but also supporting our mission to deliver life-changing, fully implantable solutions to the people around the world who experience disabling hearing loss,” said Brent Lucas, CEO of Envoy Medical.

Envoy Medical’s fully implanted cochlear implant technology, including the investigational Acclaim® Cochlear Implant, is designed to eliminate the need for external microphones and wearable hardware, instead utilizing a sensor designed to leverage the natural ear. The company believes this technology represents a significant shift in the treatment paradigm for patients with severe to profound sensorineural hearing loss.

For more information about Envoy Medical’s innovation pipeline and intellectual property portfolio, visit www.envoymedical.com.

To be added to the Envoy Medical email distribution list, please email Envoy@kcsa.com with COCH in the subject line.

About Envoy Medical, Inc.

Envoy Medical (Nasdaq: COCH) is a hearing health company focused on providing innovative technologies across the hearing loss spectrum. Envoy Medical has pioneered one-of-a-kind, fully implanted devices for hearing loss, including its fully implanted Esteem® active middle ear implant, commercially available in the U.S. since 2010, and the fully implanted Acclaim® cochlear implant, an investigational device. Envoy Medical is dedicated to pushing hearing technology beyond the status quo to improve access, usability, compliance, and ultimately quality of life.

About the Fully Implanted Acclaim® Cochlear Implant

We believe the fully implanted Acclaim Cochlear Implant (“Acclaim CI”) is a first-of-its-kind hearing device. Envoy Medical’s fully implanted technology includes a sensor designed to leverage the natural anatomy of the ear instead of a microphone to capture sound.

The Acclaim CI is designed to address severe to profound sensorineural hearing loss that is not adequately addressed by hearing aids. The Acclaim CI is expected to be indicated for adults who have been deemed adequate candidates by a qualified physician.

The Acclaim Cochlear Implant received the Breakthrough Device Designation from the U.S. Food and Drug Administration (FDA) in 2019.

CAUTION The fully implanted Acclaim Cochlear Implant is an investigational device. Limited by Federal (or United States) law to investigational use.

About the Esteem® Fully Implanted Active Middle Ear Implant (FI-AMEI)

The Esteem fully implanted active middle ear implant (FI-AMEI) is the only FDA-approved, fully implanted* hearing device for adults diagnosed with moderate to severe sensorineural hearing loss allowing for 24/7 hearing capability using the ear’s natural anatomy. The Esteem FI-AMEI hearing implant is invisible and requires no externally worn components and nothing is placed in the ear canal for it to function. Unlike hearing aids, you never put it on or take it off. You can’t lose it. You don’t clean it. The Esteem FI-AMEI hearing implant offers true 24/7 hearing.

*	Once activated, the external Esteem FI-AMEI Personal Programmer is not required for daily use.

Important safety information for the Esteem FI-AMEI can be found at: https://www.envoymedical.com/safety-information.

Additional Information and Where to Find It

Copies of the documents filed by Envoy Medical with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-Looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Such statements may include, but are not limited to, statements regarding the expectations of Envoy Medical concerning the outlook for its business, productivity, plans and goals for future operations; the ability to obtain additional patents, the ability to develop future products or product improvements, and the benefits of patents in protecting intellectual property; the Acclaim CI being the first to market fully implanted cochlear implant, the timing and results of approvals, site documents, logistics, activations, enrollments, follow-up visits, data, and clinical trials of the Acclaim CI, and the participation or any changes in participation of any subjects, institutions, or healthcare professionals in such trials; the safety, performance, and market acceptance of the Acclaim CI; the size of Envoy Medical’s addressable market, operational performance, future market conditions or economic performance and developments in the capital and credit markets and any information concerning possible or assumed future operations of Envoy Medical. The forward-looking statements contained in this press release reflect Envoy Medical’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause its actual results to differ significantly from those expressed in any forward-looking statement. Envoy Medical does not guarantee that the events described will happen as described (or that they will happen at all). These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to changes in the market price of shares of Envoy Medical’s Class A Common Stock; changes in or removal of Envoy Medical’s shares inclusion in any index; Envoy Medical’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; unpredictability in the medical device industry, the regulatory process to approve medical devices, and the clinical development process of Envoy Medical products; competition in the medical device industry, and the failure to introduce new products and services in a timely manner or at competitive prices to compete successfully against competitors; disruptions in relationships with Envoy Medical’s suppliers, or disruptions in Envoy Medical’s own production capabilities for some of the key components and materials of its products; changes in the need for capital and the availability of financing and capital to fund these needs; changes in interest rates or rates of inflation; legal, regulatory and other proceedings could be costly and time-consuming to defend; changes in applicable laws or regulations, or the application thereof on Envoy Medical; a loss of any of Envoy Medical’s key intellectual property rights or failure to adequately protect intellectual property rights; the effects of catastrophic events, including war, terrorism and other international conflicts; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward Looking Statements” in the Annual Report on Form 10-K filed by Envoy Medical on March 31, 2025, and in other reports Envoy Medical files, with the SEC. If any of these risks materialize or Envoy Medical’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While forward-looking statements reflect Envoy Medical’s good faith beliefs, they are not guarantees of future performance. Envoy Medical disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Envoy Medical.

Investor Contact:

Phil Carlson

KCSA Strategic Communications

O: 212.896.1233

E: Envoy@kcsa.com

Media Contact:

Anne Donohoe

KCSA Strategic Communications

O: 732-620-0033

E: Envoy@kcsa.com